UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026 (January 19, 2026)

Warner Bros. Discovery, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South

New York, New York 10003

(Address of principal executive offices, including zip code)

212-548-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30, WBDI30A	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33, WBDI33A	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 19, 2026, Warner Bros. Discovery, Inc., a Delaware corporation (“WBD”), Netflix, Inc., a Delaware corporation (“Netflix”), Nightingale Sub, Inc., a Delaware corporation and wholly owned subsidiary of Netflix (“Merger Sub”), and New Topco 25, Inc., a newly formed Delaware corporation and wholly owned subsidiary of WBD (“NewCo”), entered into an Amended and Restated Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”), which amends and restates in its entirety the Agreement and Plan of Merger, dated as of December 4, 2025, by and among WBD, Netflix, Merger Sub and NewCo (the “Original Merger Agreement”). Pursuant to the Amended and Restated Merger Agreement, WBD and Netflix have agreed to revise the structure of their previously announced transaction to provide that the $27.75 per share merger consideration to be paid to WBD stockholders in the Merger (as defined below) will be paid entirely in cash, instead of a combination of cash and shares of Netflix common stock, subject to the terms and conditions of the Amended and Restated Merger Agreement.

Consistent with, and unchanged from, the Original Merger Agreement, the Amended and Restated Merger Agreement provides that, among other things and subject to the terms therein, (i) a newly formed Delaware corporation and wholly owned subsidiary of NewCo will merge with and into WBD (the “Holdco Merger”) in accordance with Section 251(g) of the General Corporation Law of the State of Delaware and pursuant to an agreement and plan of merger, with WBD surviving as a wholly owned subsidiary of NewCo and with the stockholders of WBD immediately prior to the effective time of the Holdco Merger becoming the stockholders of NewCo at and immediately following the effective time of the Holdco Merger, and (ii) following an internal reorganization and the separation and distribution of WBD’s Global Linear Networks segment (subject to certain deviations set forth on a schedule to the Separation and Distribution Agreement (as defined below)) and certain other assets and liabilities as further described below (the “SpinCo Business”), as a result of which NewCo will hold WBD’s Streaming and Studios segments (subject to certain deviations set forth on a schedule to the Separation and Distribution Agreement) and certain other assets and liabilities as further described below (the “Retained Business”), at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into NewCo, with NewCo surviving as a wholly owned subsidiary of Netflix (the “Merger”).

Consistent with, and unchanged from, the Original Merger Agreement, at the effective time of the Holdco Merger, and by virtue of the Holdco Merger, each share of WBD’s Series A common stock, par value $0.01 per share (“WBD Common Stock”), will be converted into one share of NewCo common stock of the same class (“NewCo Common Stock”), and NewCo will be renamed “Warner Bros. Discovery, Inc.” For the avoidance of doubt, all references to WBD and WBD Common Stock with respect to a matter occurring after the completion of the Holdco Merger will be deemed to be references to NewCo and NewCo Common Stock, respectively.

The boards of directors of WBD and Netflix have unanimously approved the Amended and Restated Merger Agreement, including the Merger and the other transactions contemplated thereby, and the board of directors of WBD has resolved to recommend that WBD’s stockholders adopt the Amended and Restated Merger Agreement.

Separation and Distribution

Consistent with, and unchanged from, the Original Merger Agreement, prior to the consummation of the Merger, WBD and a newly formed subsidiary of WBD (“SpinCo”) will enter into a Separation and Distribution Agreement substantially in the form attached to the Amended and Restated Merger Agreement (the “Separation and Distribution Agreement”), pursuant to which WBD will, among other things, engage in an internal reorganization whereby it will transfer to SpinCo the SpinCo Business, including certain assets associated with such business, and SpinCo will assume from WBD or otherwise be allocated certain liabilities associated with such business (the “Separation”). WBD will retain the Retained Business, including all other assets and liabilities not transferred to SpinCo. Following the Separation and prior to the Merger, WBD will distribute all of the issued and outstanding shares of common stock of SpinCo to the holders of outstanding shares of WBD Common Stock as of the record date for the Distribution, on a pro rata basis (the “Distribution”), in accordance with the terms and subject to the conditions of the Separation and Distribution Agreement.

Consistent with, and unchanged from, the Original Merger Agreement, in connection with the Holdco Merger, NewCo will assume sponsorship of WBD stock plans and all WBD equity awards thereunder will be converted to NewCo equity awards, which will be further adjusted or converted in connection with the Separation and the Distribution (as described under Form of Employee Matters Agreement below). All references below to WBD equity awards herein will be deemed to be references to NewCo equity awards.

Consistent with, and unchanged from, the Original Merger Agreement, in connection with the transactions contemplated by the Separation and Distribution Agreement, WBD and SpinCo will enter into certain additional agreements, including an Employee Matters Agreement, an Intellectual Property Matters Agreement, a Tax Matters Agreement and a Transition Services Agreement (each as defined in the Amended and Restated Merger Agreement and substantially in the form attached to the form of the Separation and Distribution Agreement), which will govern certain rights, responsibilities and obligations of WBD and SpinCo, respectively, with respect to the subject matter applicable therein in connection with the Separation and the Distribution. WBD and/or Netflix will also enter into certain commercial arrangements with SpinCo prior to the consummation of the Merger.

At the effective time of the Distribution and in accordance with the Separation and Distribution Agreement, WBD will use commercially reasonable efforts to cause the net debt of SpinCo to equal a specified amount (the “Specified Amount”). The Separation and Distribution Agreement sets the Specified Amount, during the period that the Distribution is expected to be completed, to be $17.0 billion as of June 30, 2026, with decreases over time to $16.1 billion as of December 31, 2026. The Specified Amount of net debt of SpinCo included in the Amended and Restated Merger Agreement was reduced by $260 million from the Specified Amount included in the Original Merger Agreement. WBD may (but is not required to) reduce the Specified Amount in its sole discretion at any time prior to the effective time of the Distribution by electing to allocate to WBD a portion of the indebtedness that otherwise would have been assigned to SpinCo in the Separation (any such reduction, a “Specified Amount Reduction”). If WBD gives notice to SpinCo and Netflix of a Specified Amount Reduction, the price per share of WBD Common Stock payable by Netflix at the Effective Time will be reduced by an amount equal to (i) the amount of the Specified Amount Reduction divided by (ii) the number of outstanding shares of WBD Common Stock as of immediately prior to the Effective Time on a fully diluted, as converted and as exercised basis (such amount of reduction, the “Net Debt Adjustment Amount”). The debt allocation mechanism provides WBD with flexibility to optimize the capital structure of SpinCo. Any Specified Amount Reduction is in WBD’s sole discretion and would result in a corresponding increase in the equity value of SpinCo, which value will be distributed to WBD stockholders pursuant to the Distribution. As a result, the debt allocation mechanism would not reduce the total value received by WBD stockholders in the Merger and the Separation and the Distribution.

Amended and Restated Merger Agreement

Effect on Capital Stock

Following the consummation of the Separation and the Distribution, at the Effective Time, subject to the terms and conditions of the Amended and Restated Merger Agreement, each share of WBD Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of WBD Common Stock to be canceled in accordance with the Amended and Restated Merger Agreement, certain shares of WBD Common Stock subject to WBD equity awards assumed by WBD in connection with the Separation and the Distribution that will be treated in accordance with the Amended and Restated Merger Agreement or shares as to which appraisal rights have been properly exercised) shall be converted into the right to receive an amount in cash equal to $27.75, without interest (the “Merger Consideration”), subject to any Net Debt Adjustment.

Treatment of Equity Awards

At the Effective Time, each outstanding option to purchase shares of WBD Common Stock granted under any WBD stock plan (a “WBD Option”) that is (x) by its terms vested as of the Effective Time or (y) held by a former employee or service provider of WBD (each, a “Vested WBD Option”) will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration over the per-share exercise price for such Vested WBD Option by (ii) the total number of shares of WBD Common Stock subject to such Vested WBD Option immediately prior to the Effective Time.

At the Effective Time, each WBD Option that is outstanding and unexercised immediately prior to the Effective Time and that is not a Vested WBD Option (an “Unvested WBD Option”) with an exercise price per share of WBD Common Stock that is less than the Merger Consideration will be assumed by Netflix and automatically converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the excess of the Merger Consideration over the per-share exercise price for such Unvested WBD Option, by (ii) the total number of shares of WBD Common Stock subject to such Unvested WBD Option immediately prior to the Effective Time (the “Unvested WBD Option Consideration”), with such Unvested WBD Option Consideration remaining subject to the same terms and conditions (including any applicable terms relating to accelerated vesting upon qualifying terminations of employment and timing and form of payment) that applied to the corresponding Unvested WBD Option immediately prior to the Effective Time (except for terms rendered inoperative by reason of the transactions contemplated by the Amended and Restated Merger Agreement or for other administrative or ministerial changes as in the reasonable and the good faith determination of Netflix are appropriate to conform the administration of the Unvested WBD Option Consideration amounts and are not adverse to the holders) with respect to receipt of the Unvested WBD Option Consideration.

At the Effective Time, each WBD Option with an exercise price per share of WBD Common Stock that is equal to or greater than the Merger Consideration will be canceled without any cash payment or other consideration being made in respect thereof.

At the Effective Time, each award of restricted stock units corresponding to shares of WBD Common Stock granted pursuant to any WBD stock plan, including performance restricted stock units (a “WBD RSU”) that is vested in accordance with its terms as of the Effective Time or that is held by a non-employee member of the board of directors of WBD (each, a “Vested WBD RSU”), will be canceled and converted into the right to receive the Merger Consideration with respect to each share of WBD Common Stock underlying such Vested WBD RSU, with the number of shares of WBD Common Stock subject to such Vested WBD RSU granted with performance-based vesting conditions, determined based on the attainment of the applicable performance measures at the actual level of performance by the board of directors of WBD or a committee thereof in the ordinary course of business and consistent with past practice.

At the Effective Time, each WBD RSU that is outstanding immediately prior to the Effective Time and that is not a Vested WBD RSU (each, an “Unvested WBD RSU”) will be assumed by Netflix and automatically converted into the contingent right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration, multiplied by (ii) the total number of shares of WBD Common Stock subject to such Unvested WBD RSU immediately prior to the Effective Time (the “Unvested WBD RSU Consideration”), with such Unvested WBD RSU Consideration remaining subject to the same terms and conditions (including any applicable terms relating to accelerated vesting upon qualifying terminations of employment and timing and form of payment) that applied to the corresponding Unvested WBD RSU immediately prior to the Effective Time (except for terms rendered inoperative by reason of the transactions contemplated by the Amended and Restated Merger Agreement or for other administrative or ministerial changes as in the reasonable and the good faith determination of Netflix are appropriate to conform the administration of the Unvested WBD RSU Consideration amounts and are not adverse to the holders) with respect to receipt of the Unvested WBD RSU Consideration.

At the Effective Time, the total number of shares of WBD Common Stock subject to each Unvested WBD RSU that remains subject to performance-based vesting conditions as of the Effective Time will be determined by assuming, in respect of such WBD RSU, achievement at the greater of (x) target performance and (y) actual performance extrapolated through the end of the applicable performance period based on actual performance through the closing date of the Merger, determined by the board of directors of WBD or a committee thereof in good faith and consistent with past practice.

At the Effective Time, each deferred stock unit of WBD (a “WBD DSU”) that is outstanding immediately prior to the Effective Time will be assumed by Netflix and automatically converted into a right to receive an amount in cash, without interest, equal to the product obtained by multiplying (A) the Merger Consideration by (B) the number of shares of WBD Common Stock subject to such WBD DSU immediately prior to the Effective Time (the “WBD DSU Consideration”), with such WBD DSU Consideration remaining subject to the same terms and conditions that applied to the corresponding WBD DSU immediately prior to the Effective Time (including with respect to timing of payment).

At the Effective Time, each notional investment unit with respect to shares of WBD Common Stock (a “WBD Notional Unit”) subject to WBD’s Non-Employee Directors Deferral Plan and WBD’s Supplemental Retirement Plan (each, a “WBD DC Plan”) that is outstanding immediately prior to the Effective Time will be assumed by Netflix and automatically converted into a notional unit with respect to a number of shares of Netflix common stock (a “Netflix

Notional Unit”) equal to the product obtained by multiplying (A) the Equity Award Exchange Ratio (as defined below) by (B) the number of shares of WBD Common Stock subject to such WBD Notional Unit immediately prior to the Effective Time, with each such Netflix Notional Unit remaining subject to the same terms and conditions that applied to the corresponding WBD Notional Unit immediately prior to the Effective Time (including with respect to timing and form of payment), as set forth in the applicable WBD DC Plan, provided that WBD Notional Units held by SpinCo Award Holders will settle in cash. The “Equity Award Exchange Ratio” is determined by dividing (i) the Merger Consideration by (ii) the per share volume-weighted average trading price of Netflix common stock for the fifteen consecutive trading days ending on (and including) the trading day that is three trading days prior to the closing date of the Merger.

Representation and Warranties; Certain Covenants

The Amended and Restated Merger Agreement contains customary representations and warranties of both WBD (relating to the Retained Business) on the one hand, and Netflix and Merger Sub, on the other hand, in each case generally subject to materiality qualifiers, each of which are generally deemed to have been made as of the date of the Original Merger Agreement, subject to certain exceptions. Additionally, consistent with, and unchanged from, the Original Merger Agreement, the Amended and Restated Merger Agreement provides for customary pre-closing covenants of WBD, including covenants relating to conducting the Retained Business in the ordinary course consistent with past practice and to refrain from taking certain actions without Netflix’s consent, covenants not to solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with such alternative transactions and, subject to certain exceptions, covenants to recommend that WBD’s stockholders approve the Merger and adopt the Amended and Restated Merger Agreement (such recommendation, the “WBD Recommendation”).

Consistent with, and unchanged from, the Original Merger Agreement, prior to the adoption of the Amended and Restated Merger Agreement by WBD’s stockholders, the board of directors of WBD may, in response to an unsolicited third-party acquisition proposal received after the date of the Original Merger Agreement, withdraw, qualify, modify or propose publicly to do the foregoing with respect to the WBD Recommendation, or approve, recommend or otherwise declare advisable a Company Superior Proposal (as defined in the Amended and Restated Merger Agreement), or cause WBD to terminate the Amended and Restated Merger Agreement, subject to complying with notice requirements and other specified processes in the Amended and Restated Merger Agreement, including giving Netflix the opportunity to propose revisions to the terms of the transactions contemplated by the Amended and Restated Merger Agreement during a match right period, and paying Netflix the Company Termination Fee (as defined below) prior to or substantially concurrently with such termination.

Consistent with, and unchanged from, the Original Merger Agreement, WBD and Netflix have agreed to use their respective reasonable best efforts to take all actions necessary, proper or advisable under applicable laws to consummate the Merger as promptly as practicable after the date of the Original Merger Agreement, including to obtain the required regulatory approvals for the Merger, and Netflix has agreed, if required to resolve or eliminate any impediments or objections that may be asserted with respect to the Merger, to certain commitments relating thereto.

Closing Conditions

Consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others, (i) the consummation of the Separation and Distribution in all material respects in accordance with the principal terms of the Separation and Distribution Agreement, (ii) the adoption of the Amended and Restated Merger Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of WBD Common Stock entitled to vote (the “WBD Stockholder Approval”) at a meeting of WBD’s stockholders duly called and held for such purpose (the “WBD Stockholder Meeting”), (iii) the expiration or termination of the applicable waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of certain other mandatory waiting periods or receipt of certain other clearances or affirmative approvals of certain other governmental bodies, agencies or authorities and (iv) the absence of any law or order, issued by a court or governmental entity of competent jurisdiction, restraining, enjoining, prohibiting or preventing the consummation of the Merger. Each of WBD’s and Netflix’s obligations to consummate the Merger is also subject to certain other conditions, including, among others, the compliance with pre-closing covenants by and accuracy of the representations and warranties of WBD (on the part of Netflix), on the one hand, and Netflix and Merger Sub (on the part of WBD), on the other hand (in each case, subject to certain qualifications). Netflix’s obligation to consummate the Merger is also subject to the absence of certain changes that have had, or would reasonably be expected to have, a material adverse effect with respect to the Retained Business of WBD. The consummation of the Merger is not subject to a financing condition.

Termination Rights and Fees

Consistent with, and unchanged from, the Original Merger Agreement, the Amended and Restated Merger Agreement also provides for certain mutual termination rights. Subject to certain limitations, the Amended and Restated Merger Agreement may be terminated by either Netflix or WBD (i) by mutual written consent, (ii) if the WBD Stockholder Meeting concludes without obtaining the WBD Stockholder Approval, (iii) if any governmental entity of competent jurisdiction issues, enacts, enforces or enters any order permanently enjoining or prohibiting the consummation of the Merger, and such order becomes final and non-appealable or (iv) subject to certain limitations, if the Effective Time has not occurred on or before 11:59 p.m., Eastern time, on March 4, 2027 (the “End Date”), subject to two automatic three (3)-month extensions if on both such dates all of the closing conditions, except those related to regulatory approvals and governmental orders, have been satisfied or waived. In addition, (x) the Amended and Restated Merger Agreement may be terminated by Netflix (1) due to certain breaches by WBD of its representations, warranties and covenants contained in the Amended and Restated Merger Agreement, subject to certain cure rights, or (2) if prior to the WBD Stockholder Meeting, the board of directors of WBD effects a change in the WBD Recommendation, and (y) the Amended and Restated Merger Agreement may be terminated by WBD (A) due to certain breaches by Netflix of its representations, warranties and covenants contained in the Amended and Restated Merger Agreement, subject to certain cure rights or (B) if prior to the WBD Stockholder Meeting, WBD determines to enter into a definitive agreement providing for a Company Superior Proposal.

Consistent with, and unchanged from, the Original Merger Agreement, if, prior to receipt of WBD Stockholder Approval, (i) the Amended and Restated Merger Agreement is terminated by WBD in order to enter into a definitive agreement providing for a Company Superior Proposal, (ii) the Amended and Restated Merger Agreement is terminated by Netflix because the board of directors of WBD has changed its recommendation that WBD stockholders adopt the Amended and Restated Merger Agreement, (iii) the Amended and Restated Merger Agreement is terminated by Netflix or WBD as a result of the WBD Stockholder Approval having not been obtained and, immediately prior to the WBD Stockholder Meeting, Netflix would have been entitled to terminate the Amended and Restated Merger Agreement because the board of directors of WBD has changed its recommendation that WBD stockholders adopt the Amended and Restated Merger Agreement or (iv) (x) after the date of the Original Merger Agreement, an acquisition proposal is publicly proposed or publicly disclosed prior to the WBD Stockholder Meeting (a “WBD Qualifying Transaction”), (y) the Amended and Restated Merger Agreement is terminated (1) by Netflix or WBD as a result of the WBD Stockholder Approval having not been obtained or (2) by Netflix as a result of a willful breach by WBD of its covenants in the Amended and Restated Merger Agreement and (z) concurrently with or within twelve (12) months after such termination, WBD (1) consummates a WBD Qualifying Transaction or (2) enters into a definitive agreement providing for a WBD Qualifying Transaction, then WBD will be obligated to pay Netflix a fee equal to $2,800,000,000 (the “Company Termination Fee”).

Consistent with, and unchanged from, the Original Merger Agreement, if the Amended and Restated Merger Agreement is terminated by WBD or Netflix (i) if the Effective Time has not occurred prior to the End Date due to the closing conditions related to regulatory approvals and governmental orders not being satisfied, but all other closing conditions have been satisfied or waived (or have not been satisfied due to a breach by Netflix or Merger Sub of their obligations under the Amended and Restated Merger Agreement) or (ii) due to an antitrust or foreign regulatory injunction permanently prohibiting the closing of the Merger, then Netflix will be obligated to pay WBD a termination fee equal to $5,800,000,000 in cash.

Consistent with, and unchanged from, the Original Merger Agreement, the Amended and Restated Merger Agreement also provides that each party may seek to compel the other parties to specifically perform their obligations under the Amended and Restated Merger Agreement.

Form of Separation and Distribution Agreement

In addition to the matters described above, the Separation and Distribution Agreement will provide that the Distribution is subject to satisfaction (or waiver by WBD in its sole and absolute discretion) of certain conditions. WBD will have the discretion to determine (and change, subject to prior written notice to, and under certain circumstances consent of, Netflix) the terms of the Separation and the Distribution and to determine whether to abandon the Separation and the Distribution, subject to the obligation in the Amended and Restated Merger Agreement for WBD to use reasonable best efforts to cause the Separation and the Distribution to be consumed in all material respects in accordance with the terms of the Separation and Distribution Agreement. Termination of the Separation and Distribution Agreement will require the consent of WBD and, unless the Amended and Restated Merger Agreement has been terminated in accordance with the terms thereof, Netflix.

The Separation and Distribution Agreement will also set forth certain other covenants and agreements between WBD and SpinCo related to the Separation and the Distribution, including provisions concerning the termination and settlement of intercompany accounts and financing or refinancing certain indebtedness. The Separation and Distribution Agreement will also set forth certain covenants and agreements that govern certain aspects of the relationship between WBD and SpinCo following the Distribution, including provisions with respect to release of claims and indemnification.

Except for the “Specified Amount” of net indebtedness to be borne by SpinCo at the effective time of the Distribution being reduced by $260 million, the form of the Separation and Distribution Agreement is consistent with, and unchanged from, the Original Merger Agreement.

Form of Employee Matters Agreement

In connection with the Separation and the Distribution, WBD and SpinCo will enter into the Employee Matters Agreement to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefit plans and programs and other related matters. The Employee Matters Agreement will also govern the treatment of WBD equity-based awards assumed by NewCo in connection with the Holdco Merger that are outstanding as of the Separation and the Distribution.

Pursuant to the Employee Matters Agreement, at the time of the Distribution, subject to certain exceptions, (i) each outstanding WBD equity-based award held by a current or former employee of WBD will be adjusted to reflect the impact of the Distribution such that the intrinsic value of such award is maintained, and (ii) each outstanding WBD equity-based award held by (a) a current or former SpinCo employee (and granted prior to calendar year 2026) or (b) a non-employee director of the WBD board will be converted into a SpinCo equity-based award and an adjusted WBD equity-based award that together have the same aggregate intrinsic value as the original WBD equity-based award from which they were converted. All adjusted WBD equity-based awards and SpinCo equity-based awards resulting from such conversion shall otherwise be subject to the same terms and conditions after the Distribution as were applicable to such WBD equity-based awards prior to the Distribution, except that any performance-vesting criteria that applied to a WBD equity-based award granted prior to 2026 shall be deemed to be satisfied as provided in the Employee Matters Agreement.

The form of the Employee Matters Agreement is consistent with, and unchanged from, the Original Merger Agreement.

Form of Intellectual Property Matters Agreement

In connection with the Separation and the Distribution, WBD and SpinCo will enter into the Intellectual Property Matters Agreement, pursuant to which WBD and SpinCo and their respective affiliates will grant each other certain licenses for patents, software and other shared intellectual property (excluding content and trademarks) to facilitate the continued use of shared intangible assets following the consummation of the Separation and the Distribution. Additionally, the Intellectual Property Matters Agreement will provide for a 180-day transition period during which each party and its affiliates may continue to use the trademarks of the other party and its affiliates for the purpose of winding up such usage.

The form of the Intellectual Property Matters Agreement is consistent with, and unchanged from, the Original Merger Agreement.

Form of Tax Matters Agreement

In connection with the Separation and Distribution, WBD and SpinCo will enter into the Tax Matters Agreement, which will govern the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes incurred in connection with the Distribution and certain related transactions. The Tax Matters Agreement will also set forth the respective rights, responsibilities and obligations of the parties with respect to the preparation and filing of tax returns, the control of audits and other tax proceedings, assistance and cooperation on tax matters, and other matters regarding taxes.

The form of the Tax Matters Agreement is consistent with, and unchanged from, the Original Merger Agreement.

Form of Transition Services Agreement

In connection with the Separation and the Distribution, WBD and SpinCo will enter into the Transition Services Agreement, pursuant to which WBD and SpinCo and their respective affiliates will provide to each other, on an interim, transitional basis, various services intended to support business continuity, facilitate operational integration, and ensure an efficient and orderly transition of responsibilities, systems and processes following the consummation of the Separation and the Distribution. Such services will include, among others, technology and operations (including IT, infrastructure, enterprise systems, media technology and operations), benefits, payroll, finance, legal, procurement, marketing, content operations, streaming technology, and other corporate services, and will be provided for in detail in schedules to the Transition Services Agreement.

The form of the Transition Services Agreement is consistent with, and unchanged from, the Original Merger Agreement.

Description of Amended and Restated Merger Agreement Not Complete

The foregoing description of the Amended and Restated Merger Agreement, including the forms of agreements attached as exhibits thereto, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended and Restated Merger Agreement, including the forms of agreements attached as exhibits thereto, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

The Amended and Restated Merger Agreement, including the forms of agreements attached as exhibits thereto, has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Netflix, WBD, NewCo or SpinCo. The representations, warranties, covenants and agreements contained in the Amended and Restated Merger Agreement were made only for purposes of the Amended and Restated Merger Agreement, as of the specific dates therein, were solely for the benefit of the parties to the Amended and Restated Merger Agreement and the parties expressly identified as third-party beneficiaries thereto, as applicable (except as expressly provided therein), are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Amended and Restated Merger Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Except as expressly provided in the Amended and Restated Merger Agreement, stockholders are not third-party beneficiaries under the Amended and Restated Merger Agreement and should not rely on the representations, warranties, covenants or agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Original Merger Agreement or Amended and Restated Merger Agreement, as applicable, which subsequent information may or may not be fully reflected in Netflix’s and WBD’s respective public disclosures.

Item 7.01	Regulation FD Disclosure.

On January 20, 2026, WBD and Netflix issued a joint press release announcing the execution of the Amended and Restated Merger Agreement. The full text of the joint press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Exhibit 99.1 is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Important Information about the Transaction and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between WBD and Netflix (the “proposed transaction”). In connection with the proposed transaction, WBD has filed a preliminary proxy statement with the SEC. The definitive proxy statement, when available, will be sent or given to WBD stockholders. WBD also intends to file a registration statement for a newly formed subsidiary (“Discovery Global”), which is contemplated to own certain assets and businesses of WBD not being acquired by Netflix in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and registration statement (when available) as well as other filings containing information about WBD and Netflix, without charge, at the SEC’s website, https://www.sec.gov. Free copies of the proxy statement and registration statement, once available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by WBD will be made available on WBD’s investor relations website at https://ir.wbd.com. Free copies of documents filed with the SEC by Netflix will be made available on Netflix’s investor relations website at https://ir.netflix.net.

Participants in the Solicitation

WBD and Netflix and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of WBD is set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, under the heading “Executive Officers of Warner Bros. Discovery, Inc.,” and its definitive proxy statement filed with the SEC on April 23, 2025, under the heading “Proposal 1: Election of Directors.” Information about the directors and executive officers of Netflix is set forth in its definitive proxy statement filed with the SEC on April 17, 2025, under the headings “Our Board of Directors” and “Our Company Executive Officers.” Investors may obtain additional information regarding the interests of such participants by reading the definitive proxy statement, registration statement and other relevant materials regarding the proposed transaction when they become available.

Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between WBD and Netflix, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of WBD and Netflix and are subject to significant risks and uncertainties outside of our control.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the completion of the proposed transaction may not occur on the anticipated terms and timing or at all; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; (3) the risk that WBD stockholders may not approve the proposed transaction; (4) the risk that the necessary regulatory approvals for the proposed transaction may not be obtained or may be obtained subject to conditions that are not anticipated; (5) risks that any of the closing conditions to the proposed transaction may not be satisfied in a timely manner; (6) the final allocation of indebtedness between WBD and Discovery Global in connection with the Separation and the Distribution could cause a reduction to the consideration for the proposed transaction; (7) risks related to litigation brought in connection with the proposed transaction; (8) risks related to disruption of management time from ongoing business operations due to the proposed transaction; (9) effects of the announcement, pendency or completion of the proposed transaction on the ability of WBD to retain customers and retain and hire key personnel and maintain relationships with suppliers, distributors, advertisers, content providers, vendors and other business partners, and on its operating results and business generally; (10) negative effects of the announcement or the consummation of the proposed transaction on the market price of WBD Common Stock; (11) risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; (12) inherent uncertainties involved in the estimates and assumptions used in the preparation of financial projections, and inherent uncertainties involved in the estimates and judgments used to estimate the differences between WBD’s Global Linear Networks segment results and the expected results of Discovery Global; (13) the risk that Discovery Global, as a new company that currently has no credit rating, will not have access to the capital markets on acceptable terms; (14) the risk that Discovery Global may be unable to achieve some or all of the benefits that WBD expects Discovery Global to achieve as an independent, publicly-traded company; (15) the risk that Discovery Global may be more susceptible to market fluctuations and other adverse events than it would have otherwise been while still a part of WBD; (16) the risk that Discovery Global will incur significant indebtedness in connection with the Separation and the Distribution, and the degree to which it will be leveraged following completion of the Separation and the Distribution may materially and adversely affect its business, financial condition and results of operations; (17) the ability to obtain or consummate financing or refinancing related to the proposed transaction or the Separation and the Distribution upon acceptable terms or at all; and (18) the response of WBD or Netflix management to any of the aforementioned factors. Discussions of additional risks and uncertainties are contained in WBD’s and Netflix’s filings with the SEC, including their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the preliminary proxy statement filed by WBD in connection with the proposed transaction and will be contained in the registration statement to be filed by Discovery Global in connection with the Separation and the Distribution. Neither WBD nor Netflix is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated January 19, 2026, among Warner Bros. Discovery, Inc., Netflix, Inc., Nightingale Sub, Inc. and New Topco 25, Inc.*

99.1	Joint Press Release, dated January 20, 2026.

101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2026	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Gunnar Wiedenfels
	Name:	Gunnar Wiedenfels
	Title:	Chief Financial Officer